As filed with the Securities and Exchange Commission on November 8, 2024

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Red River Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Louisiana    72-1412058
(State or other jurisdiction of    (I.R.S. Employer
incorporation or organization)    Identification Number)

1412 Centre Court Drive, Suite 301 Alexandria, Louisiana 71301 (318) 561-4000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
R. Blake Chatelain
President and Chief Executive Officer
Red River Bancshares, Inc.
1412 Centre Court Drive, Suite 301
Alexandria, Louisiana 71301
(318) 561-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Clinton Smith
Jones Walker LLP
201 St. Charles Avenue
New Orleans, Louisiana 70170
(504) 582-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer    ☐ Accelerated filer        ☒
Non-accelerated filer    ☐ Smaller reporting company    ☐
Emerging growth company      ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

______________________________________________________________________________
The information in this prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 8, 2024

PROSPECTUS
$100,000,000
Red River Bancshares, Inc.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Units

Up to 928,557 Shares of
Common Stock Offered
by the Selling Stockholders
We may offer and sell common stock, preferred stock, depositary shares, debt securities, warrants and units, in one or more offerings, up to a total dollar amount of $100,000,000. We may offer these securities separately or together, in separate series or classes and in amounts, at prices, and on terms described in one or more prospectus supplements. The debt securities, preferred stock, and warrants may be convertible or exercisable or exchangeable for debt or equity securities of the Company.
The selling stockholders named in this prospectus may from time to time, in one or more offerings, offer and sell up to an aggregate of 928,557 shares of our common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders.
Our common stock is quoted on The Nasdaq Global Select Market, under the symbol “RRBI.” On November 7, 2024, the last quoted sale price of our common stock was $56.99 per share. You are urged to obtain current market quotations of the common stock. The applicable prospectus supplement will contain information, where applicable, as to any listing on The Nasdaq Global Select Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.
The specific terms of the securities offered will be described in supplements to this prospectus, if required. Any prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. Please read this prospectus, any applicable supplement, and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest.
The securities may be offered and sold on a continuous or delayed basis, through agents, dealers, or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities, if required, will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers, or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement, if required. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the Risk Factors referred to on page 8 of this prospectus and set forth in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference herein before making any decision to invest in our securities.
These securities are not savings accounts, deposits, or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2024

GLOSSARY OF TERMS

Unless the context indicates otherwise, references in this filing to “we,” “our,” “us,” “the Company,” and “our company” refer to Red River Bancshares, Inc., a Louisiana corporation and bank holding company, and its consolidated subsidiaries. All references in this filing to “Red River Bank,” “the bank,” and “the Bank” refer to Red River Bank, our wholly owned bank subsidiary. Other abbreviations or acronyms used in this filing are defined below.

ABBREVIATION OR ACRONYM	DEFINITION
CFPB	Consumer Financial Protection Bureau
Economic Aid Act	Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act
Exchange Act	Securities Exchange Act of 1934, as amended
FDIC	Federal Deposit Insurance Corporation
Federal Reserve	Board of Governors of the Federal Reserve System
LBCA	Louisiana Business Corporation Act
LDPO(s)	Loan and deposit production office(s)
MSA	Metropolitan statistical area
OFI	Louisiana Office of Financial Institutions
PPP	Paycheck Protection Program
SBA	Small Business Administration
Securities Act	Securities Act of 1933, as amended
SEC	Securities and Exchange Commission
TIA	Trust Indenture Act of 1939, as amended

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any number of the securities described in this prospectus with a total aggregate principal amount or initial purchase price amount of $100,000,000. In addition, the selling stockholders may offer and sell from time to time up to an aggregate of 928,557 shares of our common stock, no par value (the “common stock”). Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of our common stock by the selling stockholders.
This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholders sell securities, we will, to the extent required, provide a prospectus supplement containing specific information about the terms of that offering and the securities being offered. Any prospectus supplement may also add to, update, or change information contained in this prospectus. You should read this prospectus, any prospectus supplement, any related free writing prospectus, and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement and free writing prospectus, if applicable.
Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s website address is provided under the heading “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus that we may provide to you in connection with any offering of our securities described in this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, in any free writing prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference herein or therein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words, or such other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•volatility and direction of market interest rates;
•business and economic conditions generally, in the financial services industry, nationally, and within our local market areas;
•government intervention in the U.S. financial system, including the effects of recent and future legislative, tax, accounting, and regulatory actions and reforms, including the Economic Aid Act, which established the SBA PPP, the Inflation Reduction Act of 2022, and other stimulus legislation or changes in banking, securities, accounting, and tax laws and regulations, and their application by our regulators;
•changes in management personnel;
•increased competition in the financial services industry, particularly from regional and national institutions;
•our ability to maintain important deposit customer relationships and our reputation, and to otherwise avoid liquidity risks;
•factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, and the success of construction projects that we finance, including any loans acquired in acquisition transactions;
•changes in the value of collateral securing our loans;
•risks associated with system failures or failures to protect against cybersecurity threats, such as breaches of our network security;
•deterioration of our asset quality;
•the adequacy of our reserves, including our allowance for credit losses;
•operational risks associated with our business;
•natural disasters and adverse weather, acts of terrorism, pandemics, an outbreak of hostilities, including the ongoing military conflicts between Russia and Ukraine and Israel and Hamas, as well as the current tensions with China, or other international or domestic calamities, and other matters beyond our control;
•our ability to prudently manage our growth and execute our strategy;
•compliance with the extensive regulatory framework that applies to us;
•changes in the laws, rules, regulations, interpretations, or policies relating to financial institutions, accounting, tax, trade, monetary, and fiscal matters; and
•the risk factors found in “Part I - Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as in “Part II - Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q and other reports and documents we file from time to time with the SEC.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference herein or therein. Additional information on these and other risk factors can be found in “Part II - Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q and in “Part I - Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by applicable law. New risks emerge from time to time, and it is not possible for us to predict what risks will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers, including the Company, that file electronically with the SEC. You may read any documents we have filed with the SEC on the SEC’s website at www.sec.gov and our website www.redriverbank.net. Information on our website does not constitute part of and is not incorporated by reference in this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus will automatically update information previously contained in this prospectus and any incorporated document. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded to the extent that a later statement contained in this prospectus or in an incorporated document modifies or supersedes such earlier statement. We are not, however, incorporating by reference any document or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus incorporates by reference the documents listed below that we have filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

Report(s) Period(s) of Report(s) or Date(s) Filed_________________

•Annual Report on Form 10-K
For the fiscal year ended December 31, 2023 (including portions of our Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Shareholders incorporated by reference into our Annual Report on Form 10-K)

•Quarterly Reports on Form 10-Q	For the quarter ended March 31, 2024, June 30, 2024, and September 30, 2024
•Current Reports on Form 8-K or 8-K/A	Filed January 25, 2024, January 25, 2024, February 22, 2024, March 13, 2024, May 3, 2024, May 23, 2024, July 25, 2024, August 8, 2024, October 24, 2024, and November 5, 2024
•The description of our common stock contained in our Registration Statement on Form 8-A	Filed April 30, 2019
We also incorporate by reference any future documents we may file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC.
These documents are available without charge to you on the Internet at https://ir.redriverbank.net/ or if you call or write to: Investor Relations, Red River Bancshares, Inc., 1412 Centre Court Drive, Suite 301, Alexandria, Louisiana, or (318) 561-4000. The reference to our website is not intended to be an active link, and the information on our website is not, and you must not consider the information to be, a part of this prospectus.
We have also filed a registration statement with the SEC relating to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC as described above. The registration statement may contain additional information that may be important to you.

RED RIVER BANCSHARES, INC.
Red River Bancshares, Inc. is the bank holding company for Red River Bank, a Louisiana state-chartered bank established in 1999 that provides a fully integrated suite of banking products and services tailored to the needs of our commercial and retail customers. Red River Bank operates from a network of 28 banking centers throughout Louisiana and one combined LDPO in New Orleans, Louisiana. Banking centers are located in the following Louisiana markets: Central, which includes the Alexandria MSA; Northwest, which includes the Shreveport-Bossier City MSA; Capital, which includes the Baton Rouge MSA; Southwest, which includes the Lake Charles MSA; the Northshore, which includes Covington; Acadiana, which includes the Lafayette MSA; and New Orleans.
The Company’s executive offices are located at 1412 Centre Court Drive, Suite 301, Alexandria, Louisiana. Our telephone number is (318) 561-4000, and our website is https://www.redriverbank.net/. The information contained on our website shall not be considered part of this prospectus, and the reference to our website does not constitute incorporation by reference of the information contained on the website.

RISK FACTORS
An investment in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the Risk Factors described in “Part II – Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q and in “Part I – Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein or therein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

REGULATORY CONSIDERATIONS
The U.S. banking industry is highly regulated under federal and state law. Consequently, our growth and earnings performance will be affected not only by management decisions and general and local economic conditions, but also by the statutes administered by, and the regulations and policies of, various governmental regulatory authorities. These authorities include the Federal Reserve, FDIC, OFI, CFPB, Internal Revenue Service, and state taxing authorities. The effect of these statutes, regulations, and policies and any changes to such statutes, regulations, and policies can be significant and cannot be predicted.
The primary goals of the bank regulatory plan are to maintain a safe and sound banking system, facilitate the conduct of sound monetary policy, and promote fairness and transparency for financial products and services. The system of supervision and regulation applicable to us and the Bank establishes a comprehensive framework for their respective operations and is intended primarily for the protection of the FDIC’s Deposit Insurance Fund, the Bank’s depositors, and the public, rather than our shareholders or creditors. For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to us, please refer to the “Part I - Item 1. Business - Supervision and Regulation” section in our Annual Report on Form 10-K for the year ended December 31, 2023, and to the subsequent reports we have filed with the SEC, which are incorporated by reference in this prospectus.

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include, among other purposes, contribution to the capital of the Bank to support its lending and investing activities; the repayment of any debt; to support or fund acquisitions of other institutions or branches, if opportunities for such transactions become available; and investments in activities that are permitted for bank holding companies. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on any borrowings. The applicable prospectus supplement will provide details on the use of proceeds of any specific offering.
Unless otherwise set forth in a prospectus supplement, we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS
This prospectus covers the offer and sale by the selling stockholders of up to an aggregate of 928,557 presently issued and outstanding shares of common stock. The following table sets forth to our knowledge, certain information about the selling stockholders as of November 7, 2024, based on information furnished to us by the selling stockholders regarding the beneficial ownership of shares of our common stock and the number of shares of our common stock that may from time to time be offered or sold by them pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares beneficially owned before the offering is based on the number of shares of our common stock owned by the selling stockholders. The information regarding shares beneficially owned after the offering assumes the sale of all such shares that are offered by the selling stockholders and that the selling stockholders do not acquire any additional shares. Percentage of beneficial ownership is calculated based on 6,777,238 shares of common stock outstanding as of November 7, 2024.

	Shares Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Sold Pursuant in this Offering	Shares Beneficially Owned After the Offering
Name of Selling Stockholders	Number of Shares	Percent of Class		Number of Shares	Percent of Class
John Charles Simpson Jr. Trust UA 25-NOV-03 (1)	266,407	3.9%	266,407	-	—%
Angela Katherine Simpson Trust UA 25-NOV-03 (1)	259,739	3.8%	259,739	-	—%
S3 Dynamics, L.P. (2)	402,411	5.9%	402,411	-	—%
(1)Consists of 266,407 shares of Common Stock held of record by the John Charles Simpson Jr. Irrevocable Trust UA 25-NOV-03 (“JCSJ Trust”) and 259,739 shares of Common Stock held of record by the Angela Katherine Simpson Irrevocable Trust UA 25-NOV-03 (“AKS Trust”). Simeon A. Thibeaux is the sole trustee of the JCSJ Trust and the AKS Trust and has sole voting and sole dispositive power over these shares.
(2)Shares are held by S3 Dynamics, L.P. The sole general partner of S3 Dynamics, L.P. is S3 Management, L.L.C., which has management authority over S3 Dynamics, L.P. and Mr. Thibeaux is one of three managers of S3 Management, L.L.C. Mr. Thibeaux is also the trustee or an investment advisor of trusts owning approximately 91% of the limited partnership interests in S3 Dynamics, L.P. Mr. Thibeaux has shared voting and shared dispositive power over these shares.
Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some, or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold, transferred, or otherwise disposed of, or may sell, transfer, or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table above.
We will pay all expenses of the registration of the shares of our common stock to be offered by us and the selling stockholders under this prospectus including, without limitation, qualification and filing fees, and printing expenses, except that the selling stockholders will pay the registration fee associated with their securities and any underwriting discounts and selling commissions incurred by them in connection with such sales. We may indemnify the selling stockholders against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.
On March 13, 2024, we entered into a stock repurchase agreement (the “March Stock Repurchase Agreement”) with the AKS Trust and the JCSJ Trust for the purchase by us of an aggregate of 200,000 shares of common stock (100,000 from each of the AKS Trust and JCSJ Trust) in a privately-negotiated transaction for a total purchase price of approximately $10.0 million. The March Stock Repurchase Agreement contained customary representations and warranties, covenants, and closing conditions.
On August 8, 2024, we entered into a stock repurchase agreement (the “August Stock Repurchase Agreement”) with the AKS Trust and the JCSJ Trust for the purchase by us of an aggregate of 60,000 shares of common stock (30,000 from each of the AKS Trust and JCSJ Trust) in a privately-negotiated transaction for a total purchase price of approximately $3.0 million. The August Stock Repurchase Agreement contained customary representations and warranties, covenants, and closing conditions.
On November 5, 2024, we entered into a stock repurchase agreement (the “November Stock Repurchase Agreement”) with the AKS Trust and the JCSJ Trust for the purchase by us of an aggregate of 50,000 shares of common stock (25,000 from each of the AKS Trust and JCSJ Trust) in a privately-negotiated transaction for a total purchase price of approximately $2.5 million. The November Stock Repurchase Agreement contained customary representations and warranties, covenants, and closing conditions.
The beneficiaries of the AKS Trust and the JCSJ Trust are the children of former director John C. Simpson, who served as a Company director from 1998 through May 2022.

DESCRIPTION OF OUR CAPITAL STOCK
The following is a summary of our common stock and certain terms of our articles of incorporation and bylaws, each as restated or amended and restated. This discussion summarizes some of the important rights of our shareholders but does not purport to be a complete description of these rights and may not contain all of the information regarding our common stock that is important to you. The descriptions herein are qualified in their entirety by reference to our articles of incorporation and bylaws, copies of which are filed with the SEC as exhibits to the registration statement to which this prospectus forms a part, and applicable law.
General
We are incorporated in the state of Louisiana. Accordingly, the rights of our shareholders are generally covered by Louisiana law, including the LBCA, and our articles of incorporation and bylaws, as the same may be amended from time to time. Our articles of incorporation authorize us to issue a total of 30,000,000 shares of common stock, no par value per share.
Common Stock
Voting Rights.  The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, unless otherwise provided by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Holders of our common stock are not entitled to cumulative voting in the election of directors.
Dividend Rights.  Because we are a bank holding company with no material business activities of our own, our ability to pay dividends depends on our available cash or the amount of dividends paid to us by Red River Bank. The payment of dividends by us and the Bank is subject to government regulation, in that regulatory authorities may prohibit banks and bank holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. State and federal laws also limit our ability and the ability of the bank to pay dividends. Accordingly, the dividend restrictions imposed on us and our subsidiaries by statute or regulation may effectively limit the amount of dividends we can pay.
The dividend rights of holders of our common stock could also become subject to the dividend rights of holders of any outstanding preferred stock or any debt that we issue in the future.
No Preemptive Rights.  No holder of our common stock has a right under the LBCA, or our articles of incorporation or bylaws, to purchase shares of common stock upon any future issuance.
Liquidation Rights.  In the event of our liquidation, dissolution, or winding up, whether voluntarily or involuntarily, the holders of our common stock would be entitled to share ratably in any of the net assets or funds that are available for distribution to shareholders, after the satisfaction of all liabilities and accrued and unpaid dividends and liquidation preferences on any outstanding preferred stock.
Modification of Rights.  Our articles of incorporation provide that the approval of at least 80% of the total voting power of the corporation will be required to amend the indemnification and limitation of liability provisions of our articles of incorporation.
Other.  Holders of our common stock have no conversion rights or other subscription rights. There are no other redemption or sinking fund provisions that are applicable to our common stock.
Preferred Stock
The complete terms of the preferred stock will be contained in a prospectus supplement and in the applicable amendment to our articles of incorporation creating one or more series of preferred stock that may be adopted by our board of directors in the future. You should read the applicable amendment to our articles of incorporation and the prospectus supplement, which will contain additional information, and which may update or modify some of the information below.
    Our articles of incorporation authorize us to issue up to 1,000,000 shares of preferred stock, no par value per share. Our articles of incorporation further authorize our board of directors to amend the articles of incorporation, without shareholder approval, to establish one or more classes of preferred stock, and to fix the preferences, limitations, and relative rights of the shares of any class of preferred stock, and establish and fix variations in relative rights between series of any preferred class.
Authority is expressly vested in the board of directors to divide the preferred stock into and issue the same in series and, to the fullest extent permitted by law, to fix and determine the preferences, limitations, and relative rights of the shares of any series so established, and to provide for the issuance thereof. Prior to the issuance of any share of a series of preferred stock, the board of directors will establish the series by adopting an amendment of the articles of incorporation setting forth the designation and number of shares of the series and the preferences, limitations, and relative rights thereof, and the Company will file with the Louisiana Secretary of State as required by law, and the Louisiana Secretary of State will issue a certificate of amendment.
The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay, or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in a prospectus supplement relating to that particular series of preferred stock, including, where applicable:
•the designation, stated value, and liquidation preference of such series of preferred stock and the number of shares offered;
•the offering price;
•the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;
•any redemption or sinking fund provisions;
•the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution, or winding-up;
•the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, such as our common stock, or other series of the same class;
•the voting rights, if any, of shares of such series;
•the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;
•the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption, or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;
•the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or senior to the shares of such series as to dividends or upon liquidation; and
•any additional dividend, liquidation, redemption, sinking, or retirement fund and other rights, preferences, privileges, limitations, and restrictions of such series of preferred stock.
Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to those of our general creditors. The description of any series of preferred stock that may be issued is qualified by reference to the provisions of the applicable certificate of amendment establishing the terms of such series.
The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.
Anti-Takeover Effect of Governing Documents and Applicable Law
Certain provisions of our articles of incorporation and bylaws, and the corporate and banking laws applicable to us, may be deemed to have anti-takeover effects and may delay, prevent, or make more difficult unsolicited tender offers or takeover attempts that a shareholder may consider to be in his or her best interests, including those attempts that might result in a premium over the market price for the shares held by shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management.
Authorized but Unissued Shares.  The corporate laws and regulations applicable to us enable our board of directors to issue, from time to time and at its discretion, but subject to the rules of any applicable securities exchange, any authorized but unissued shares of our common or preferred stock. Any such issuance of shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, and employee benefit plans. The ability of our board of directors to issue authorized but unissued shares of our common or preferred stock at its sole discretion may enable our board to sell shares to individuals or groups who the board perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of our organization. In addition, the ability of our board of directors to issue authorized but unissued shares of our capital stock at its sole discretion could deprive the shareholders of opportunities to sell their shares of common stock or preferred stock for prices higher than prevailing market prices.
Board Size and Vacancies.  Our bylaws enable our board of directors to increase the size of the board between annual meetings and fill the vacancies created by the increase by a majority of the remaining directors.
Director Qualifications.  Our bylaws provide that in order for an individual to qualify to serve as a director of the Company, such person must own a number of shares of our common stock having an aggregate book value equal to at least $20,000.
No Cumulative Voting.  The LBCA does not permit cumulative voting in the election of directors, unless expressly provided in a corporation’s articles of incorporation, and our articles do not provide for such authority. In the absence of cumulative voting, the holders of a majority of the shares of our common stock may elect all of the directors standing for election, if they should so choose.
Special Meetings of Shareholders.  For a special shareholders’ meeting to be called by one or more shareholder(s), our articles of incorporation require the request of holders of not less than 25% of all shares entitled to vote at the meeting to call a special shareholders’ meeting. Business transacted at any special shareholders’ meeting is confined to the purpose(s) stated in the notice of such meeting.
Advance Notice Procedures for Director Nominations and Shareholder Proposals.  Our bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the board of directors. Although this procedure does not give our board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, it may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedure is not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to our shareholders and us.

Amending Certain Provisions of our Articles of Incorporation.  Our articles of incorporation require the affirmative vote of at least 80% of the total voting power of the corporation to amend the indemnification and limitation of liability provisions of our articles of incorporation, which provide limitation of liability and indemnification to the maximum extent permitted by law.
Amending our Bylaws.  Our board of directors may amend our bylaws without shareholder approval.
Approval of Merger.  The LBCA requires that a merger, consolidation, or share exchange to which we are a party be approved by at least a majority of the votes entitled to be cast at the shareholders’ meeting.
Notice and Approval Requirements.  Federal banking laws also impose notice, approval, and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or “indirect” control of an FDIC-insured depository institution. These laws include the Bank Holding Company Act of 1956 and the Change in Bank Control Act.
The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposals that a majority of our shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our board of directors and our management in retaining their respective positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.
Listing and Trading
Our common stock is listed on The Nasdaq Global Select Market under the symbol “RRBI.”
Transfer Agent and Registrar
Computershare Trust Company, N.A. serves as our transfer agent and registrar.

DESCRIPTION OF OTHER SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of our depositary shares, senior and subordinated debt, warrants, and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement and free writing prospectus, if any, may add, update, or change the terms and conditions of the securities as described in this prospectus.
Depositary Shares
In this section, we describe the general terms and provisions of the depositary shares that we may offer. This summary does not purport to be exhaustive and is qualified in its entirety by reference to the relevant deposit agreement and depositary receipts with respect to any particular depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.
We may offer depositary shares representing receipts for fractional interests in preferred stock in the form of depositary shares. Each depositary share would represent a fractional interest in preferred stock and would be represented by a depositary receipt.
The preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States, which we refer to in this prospectus as the “depository.” We will name the depository in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to the applicable fraction of a share of preferred stock represented by the depositary share, including any dividend, voting, redemption, conversion, and liquidation rights. If necessary, the prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in the preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depository to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.
The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of the applicable depositary agreement if we offer depositary shares, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable depositary agreement, the applicable prospectus supplement, and any other offering material in their entirety.
Senior and Subordinated Debt Securities
The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.
We have filed, as exhibits to the registration statement of which this prospectus is a part, the form of indentures pursuant to which the debt securities would be issued and will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of debt security that describes the terms of the particular debt securities we are offering before the issuance of the related debt securities. We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, we will specify the trustee under such indenture in the applicable prospectus supplement. We will include in a supplement to this prospectus or free writing prospectus, if any, the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock, or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of those provisions, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time, which are permitted under the debt securities or any indenture).
The applicable prospectus supplement or free writing prospectus, if applicable, will set forth the terms of the debt securities or any series thereof, including, if applicable:

•the title of the debt securities and whether the debt securities will be unsubordinated debt securities or subordinated debt securities;
•any limit upon the aggregate principal amount of the debt securities;
•the date or dates on which the principal amount of the debt securities will mature;
•if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;
•if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•the place or places where the payment of principal, any premium, and interest will be made, where the debt securities may be surrendered for transfer or exchange, and where notices or demands to or upon us may be served;
•any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;
•any sinking fund or other provisions that would obligate us to redeem, repay, or purchase the debt securities;
•if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•if other than the entire principal amount, the portion of the principal amount of debt securities that will be payable upon a declaration of acceleration of the maturity of the debt securities;
•the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;
•the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;
•if other than United States dollars, the currency in which the debt securities will be paid or denominated;
•if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable, and the currency in which the debt securities are to be so payable;
•the designation of the original currency determination agent, if any;
•if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium, and interest will be determined;
•if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;
•any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;
•whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;
•whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, and whether the global form shall be permanent or temporary;
•if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;
•the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;
•whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;
•whether the debt securities will be secured or unsecured;
•whether the debt securities will be convertible and the terms of any conversion provisions;
•the forms of the debt securities;
•a discussion of certain United States federal income tax consequences of owning and disposing of the debt securities; and
•any other terms of the debt securities, which terms shall be consistent with the requirements of the TIA.
Unless indicated in a prospectus supplement or related free writing prospectus, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement or free writing prospectus, if any.
Warrants
We may issue warrants from time to time in one or more series for the purchase of our common stock or preferred stock or any combination of those securities. Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants, along with any general provisions applicable to that series of warrants.
The following is a general description of the warrants we may issue. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. The terms of any warrants we offer may differ from the terms described in this prospectus. As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement. Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.
If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

•the title of the warrants;

•the total number of warrants;
•the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock, and the price at which such shares of common stock may be purchased upon exercise;
•the designation and terms of the preferred stock with which the warrants are issued, and the number of warrants issued with each share of preferred stock;
•the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;
•if applicable, the date on which the right to exercise the warrants will commence and the date on which this right will expire;
•if applicable, the minimum or maximum amount of the warrants, which may be exercised at any one time;
•a discussion of certain federal income tax, accounting, and other special considerations, procedures, and limitations relating to the warrants; and
•any other terms of the warrants including terms, procedures, and limitations relating to the exchange and exercise of the warrants.
Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares of common stock or preferred stock purchasable upon such exercise, or to exercise any applicable right to vote.
Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of common stock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.
The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.
Units
In this section, we describe the general terms and provisions of the units that we may offer. We may issue units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others:

•the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately;
•any provision for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising those units; and
•whether the units will be issued in fully registered or global form.
The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement and unit certificate, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement and unit certificate if we offer units, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We urge you to read the applicable unit certificate and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof:

•to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public;
•directly to one or more purchasers in negotiated purchases or in competitively bid transactions;
•through designated agents;
•directly to holders of warrants exercisable for our securities upon the exercise of warrants; or
•through a combination of any of these methods of sale.
The selling stockholders may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof:

•to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public;
•directly to one or more purchasers in negotiated purchases or in competitively bid transactions;
•through designated agents;
•a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transactions;
•purchases by a broker-dealer as principal and resale by that broker-dealer for its own account;
•ordinary brokerage transactions in which the broker solicits purchasers;
•sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;
•direct sales in privately negotiated transactions; or
•a combination of any of the above methods or any other method permitted pursuant to applicable law.
The selling stockholders may act independently of us in making decisions with respect to the timing, manner, and size of each of their sales.
Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:
•the name or names of any underwriters, dealers, or agents, and the type and amounts of securities underwritten or purchased by each of them;
•the public offering price of the securities and the proceeds to us and any discounts, commissions, or concessions allowed or reallowed or paid to underwriters or dealers; and
•any delayed delivery arrangements.
The offer and sale of the securities described in this prospectus by us, the underwriters, the selling stockholders, or the third parties described above may be effected from time to time in one or more transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to the prevailing market prices; or
•at negotiated prices.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on The Nasdaq Global Select Market. Any common stock sold pursuant to a prospectus supplement will be listed on The Nasdaq Global Select Market, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
We or the selling stockholders may offer securities covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent we or the selling stockholders make sales through one or more underwriters or agents in at-the-market offerings, it will be pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement with underwriters or agents. If we or the selling stockholders engage in at-the-market sales pursuant to any such agreement, we or the selling stockholders will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise agreed with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices. Therefore, exact figures regarding proceeds or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we or the selling stockholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
If we or the selling stockholders use dealers in the sale of securities, we or the selling stockholders will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We or the selling stockholders may solicit offers to purchase the securities directly, and we or the selling stockholders may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement or free writing prospectus, if any. If we or the selling stockholders use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement or related free writing prospectus, if we or the selling stockholders sell directly, no underwriters, dealers, or agents would be involved. We or the selling stockholders will not make an offer of securities in any jurisdiction that does not permit such an offer.
We or the selling stockholders may sell the securities through agents from time to time. The prospectus supplement or free writing prospectus, if any, will name any agents involved in the offer or sale of our securities and any commissions we or the selling stockholders pay to them. Generally, any agents will be acting on a best efforts basis for the period of their appointment.
We or the selling stockholders may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement or free writing prospectus, if any, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions or discounts we pay for solicitation of these contracts.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. These activities by the underwriters may stabilize, maintain, or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.
We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or free writing prospectus so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or free writing prospectus (or a post-effective amendment).

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by Jones Walker LLP, New Orleans, Louisiana.
EXPERTS
The consolidated financial statements as of December 31, 2022 and for the two-year period ended December 31, 2022 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Postlethwaite & Netterville, APAC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements as of December 31, 2023 and for the year then ended incorporated by reference in this prospectus have been so incorporated in reliance on the reports of EisnerAmper LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

$100,000,000
Red River Bancshares, Inc.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Units

Up to 928,557 Shares of
Common Stock Offered
by the Selling Stockholders

PROSPECTUS

                   , 2024

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by the registration statement of which this prospectus is a part. We will pay all expenses of the registration of the shares of our common stock to be offered by us and the selling stockholders under this prospectus including, without limitation, qualification and filing fees, and printing expenses, except that the selling stockholders will pay the registration fee associated with their securities and any underwriting discounts and selling commissions incurred by them in connection with such sales:

Registration fee under the Securities Act of 1933(1)	$16,743
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and other miscellaneous fees and expenses	*
Total	*
(1) $9,270 was previously paid in connection with the filing of the Registration Statement on Form S-3 (333-266784).
* Estimated solely for the purpose of this Item. Actual expenses may be more or less.
Item 15. Indemnification of Officers and Directors
Sections 1-850 through 1-859 of the LBCA, provide, in part, that the Registrant may indemnify each of its current or former directors and officers (each, an “indemnitee”) against liability (including judgments, settlements, penalties, fines, or reasonable expenses) incurred by the indemnitee in a proceeding to which the indemnitee is a party if the indemnitee acted in good faith and reasonably believed either (1) in the case of conduct in an official capacity, that the indemnitee’s conduct was in the best interests of the corporation; or (2) in all other cases, that the indemnitee’s conduct was at least not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. Under the LBCA, the Registrant may also advance expenses to the indemnitee provided that the indemnitee delivers (1) a written affirmation of his or her good faith belief that the relevant standard of conduct has been met or that the proceeding involves conduct for which liability has been eliminated; and (2) a written undertaking to repay any funds advanced if (i) the indemnitee is not entitled to mandatory indemnification by virtue of being wholly successful, on the merits or otherwise, in the defense of any such proceeding; and (ii) it is ultimately determined that the indemnitee has not met the relevant standard of conduct. In addition, the Registrant has the power to obtain and maintain insurance with respect to any person who is or was acting on its behalf, regardless of whether it has the legal authority to indemnify, or advance expenses to, the insured person with respect to such liability. In furtherance of this authority, the Registrant maintains directors’ and officers’ liability insurance.
Under the LBCA, a corporation must indemnify any present or former director or officer of a corporation for expenses incurred in connection with the proceeding if such person was wholly successful, on the merits or otherwise, in defense of any proceeding, that he or she was a party to by virtue of the fact that he or she is or was a director or officer of the corporation. This mandatory indemnification requirement does not limit the Registrant’s right to permissibly indemnify a director or officer with respect to expenses of a partially successful defense of any proceeding.
The Registrant’s articles of incorporation contain indemnification provisions that require it to indemnify its directors and officers from and against any and all expenses, liabilities, or other matters covered by the LBCA, as to action in his or her official capacity while holding office, to the fullest extent permitted by the LBCA. The Registrant’s articles of incorporation provide for mandatory advancement of expenses of directors and officers, so long as it receives (i) a written affirmation from the director or officer of his or her good faith belief that he or she has satisfied the standard of conduct necessary for indemnification under the LBCA; and (ii) an undertaking by or on behalf of the director or officer to repay all amounts advanced in the event that it is ultimately determined by a final decision, order, or decree of a court of competent jurisdiction that the director or officer has not met the required standards of conduct.
The Registrant’s articles of incorporation permit, but do not require, the Registrant to grant rights to indemnification and advancement of expenses to any of its other employees or agents, or to any director, officer, employee, or agent of any of its subsidiaries, to the fullest extent of the provisions of the LBCA. The Registrant’s articles of incorporation do not limit the Registrant’s ability to provide for additional rights to indemnification or advancement of expenses through a resolution of shareholders or directors, an agreement, or otherwise, as long as those rights are consistent with the LBCA.
The foregoing is only a general summary of certain aspects of Louisiana law and the Registrant’s governing documents dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the Registrant’s articles of incorporation, which are filed as an exhibit to this Registration Statement, and to the relevant provisions of the LBCA.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant under any of the foregoing provisions, in the opinion of the Commission, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, the Registrant’s ability to provide indemnification to its directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. 1828(k).

Item 16. Exhibits
The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement (1)
3.1
Restated Articles of Incorporation of Red River Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to Red River Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on April 10, 2019, file number 333-230798)

3.2
Red River Bancshares, Inc. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Red River Bancshares, Inc.’s Current Report on Form 8-K filed with the SEC on March 1, 2021, file number 001-38888)

4.1
Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Red River Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on April 10, 2019, file number 333-230798)

4.2	Form of Deposit Agreement, including form of Depositary Receipt (1)
4.3
Form of Indenture for Senior Indebtedness (incorporated by reference to Exhibit 4.3 to Red River Bancshares, Inc.’s Registration Statement on Form S-3 filed with the SEC on August 11, 2022, file number 333-266784)

4.4
Form of Indenture for Subordinated Indebtedness (incorporated by reference to Exhibit 4.4 to Red River Bancshares, Inc.’s Registration Statement on Form S-3 filed with the SEC on August 11, 2022, file number 333-266784)

4.5	Form of Senior Debt Security (1)
4.6	Form of Subordinated Debt Security (1)
4.7	Form of Common Stock Warrant Agreement (1)
4.8	Form of Preferred Stock Warrant Agreement (1)
4.9	Form of Amendment to Articles of Incorporation Creating New Series of Preferred Stock (1)
4.10	Specimen Certificate for Preferred Stock (1)
4.11	Form of Unit Certificate (1)
5.1	Opinion of Jones Walker LLP*
23.1	Consent of EisnerAmper LLP*
23.2	Consent of Postlethwaite & Netterville*
23.3	Consent of Jones Walker LLP (contained in its opinion filed as Exhibit 5.1)*
24.1	Power of attorney (included on signature page)*
25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Senior Indebtedness (2)
25.2	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Subordinated Indebtedness (2)
107	Calculation of Filing Fee Table*
____________________
*    Filed herewith.
(1)To be filed, if necessary, by an amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
(2)To be filed separately, if necessary, electronically on Form 305B2.
Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.
(4) [Intentionally omitted.]
(5) That, for the purpose of determining liability under the Securities Act to any purchaser:
        (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
    (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede, or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the TIA in accordance with the rules and regulations promulgated by the Commission under Section 305(b)(2) of the TIA.

SIGNATURES
Pursuant to the requirements of the Securities Act, Red River Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Louisiana, on November 8, 2024.

RED RIVER BANCSHARES, INC.
By: /s/ R. Blake Chatelain
R. Blake Chatelain President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints R. Blake Chatelain, Isabel V. Carriere, and Julia E. Callis, who may act individually and without joinder of the other, as his or her true and lawful attorneys-in-fact and agents, each with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and exhibits to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature    Capacity    Date
/s/ R. Blake Chatelain    President and Chief Executive Officer    November 8, 2024
R. Blake Chatelain    (Principal Executive Officer)
/s/ Isabel V. Carriere    Executive Vice President, Chief Financial Officer, and    November 8, 2024
Isabel V. Carriere, CPA, CGMA    Assistant Corporate Secretary
(Principal Financial Officer and Principal Accounting Officer)
/s/ Teddy R. Price    Chair of the Board    November 8, 2024
Teddy R. Price
/s/ M. Scott Ashbrook    Director    November 8, 2024
M. Scott Ashbrook
/s/ Michael J. Brown    Director    November 8, 2024
Michael J. Brown, CFA
/s/ Kirk D. Cooper    Director    November 8, 2024
Kirk D. Cooper
/s/ Michael D. Crowell    Director    November 8, 2024
Michael D. Crowell
/s/ Anna Brasher Moreau    Director    November 8, 2024
Anna Brasher Moreau, DDS, MS
/s/ Willie P. Obey    Director    November 8, 2024
Willie P. Obey
/s/ Don L. Thompson    Director    November 8, 2024
Don L. Thompson
/s/ H. Lindsey Torbett    Director    November 8, 2024
H. Lindsey Torbett

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